EXHIBIT 10.59

AMENDMENT NO. 1
TO
INDEMNIFICATION TRUST AGREEMENT

This AMENDMENT NO. 1 (this "Amendment") TO INDEMNIFICATION TRUST AGREEMENT, dated June 23, 2003 (the "Agreement"), among JUNIPER NETWORKS, INC., a Delaware corporation ("Grantor"), and BNY MELLON TRUST OF DELAWARE (formerly The Bank of New York (Delaware)), as trustee ("Trustee"), and Mitchell L. Gaynor, as successor Beneficiaries' Representative to Lisa C. Berry, the initial Beneficiaries' Representative, is dated as of March ____, 2014 (the "Effective Date"). Capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed thereto in the Agreement.

RECITALS

WHEREAS, (i) Lisa C. Berry, the initial Beneficiaries' Representative resigned as the Beneificiaries' Representative, (ii) no Change in Control has occurred and (iii) pursuant to Section 3.4 of the Agreement, on August 28, 2013, 2013, Grantor's Board of Directors selected Mitchell L. Gaynor to serve as the successor Beneficiaries' Representative; and

WHEREAS, pursuant to Section 6.3 of the Agreement, the Grantor, the Trustee and the Beneficiaries' Representative, acting upon the direction of two-thirds of the Voting Beneficiaries, wish to amend the Agreement to reflect the modifications set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other valuable considerations, the Grantor and the Beneficiaries' Representative hereby agree to amend the Agreement, as follows, effective as of the Effective Date:

A.	Amendments:

1.Section 4.2 of the Agreement is hereby amended by inserting the following provision immediately after the end of Section 4.2 of the Agreement:

"Promptly (and in any event within ten (10) Business Days) following February 21, 2014 (or, if Amendment No. 1 to this Agreement has not been executed by such date, within ten (10) Business Days following the Effective Date (as defined in Amendment No. 1 to this Agreement)), the Trustee shall pay to Grantor from the Trust Fund the sum of $25,000,000 (the "2014 Distribution")."

2.Section 4.4 of the Agreement is hereby amended by deleting the first sentence of Section 4.4 of the Agreement and such sentence is replaced in its entirety with the following:

"If (i) the market value of the Trust Fund on any December 31, during the term of the Trust, commencing with December 31, 2003, shall exceed the greater of (x) the Opening Amount, and (y) the amount held in the Trust

Amendment No. 1 to Indemnification Trust Agreement

Fund immediately following the then most recent additional contribution to the Trust Fund, if any, made by Grantor pursuant to Section 4.2, provided that if the most recent additional contribution (if any) occurred prior to the date of the 2014 Distribution, then this clause (y) shall be deemed to be equal to the Opening Amount (such greater amount is referred to as the "Income Surplus"), and (ii) there shall not be any claim then pending upon the Trust for an Expense Advance or indemnification of a Loss as of such December 31, the Trustee shall pay to Grantor from the Trust Fund on the tenth (10th) Business Day following such December 31, an amount equal to such Income Surplus."

B.The parties hereto acknowledge and agree that the terms and prov1s10ns of this Amendment amend, add to and constitute a part of the Agreement. Except as expressly modified and amended by the terms of this Amendment, all of the other terms and conditions of the Agreement and all documents executed in connection therewith or referred to or incorporated therein remain in full force and effect and are hereby ratified, reaffirmed, confirmed and approved.

C.If there is an express conflict between the terms of this Amendment and the terms of the Agreement, or any of the other agreements or documents executed in connection therewith or referred to or incorporated therein, the terms of this Amendment shall govern and control.

D.This Amendment shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Delaware.

E.This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will one and the same agreement.

[Remainder of Page Intentionally Blank]

Amendment No. 1 to Indemnification Trust Agreement

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

JUNIPER NETWORKS, INC,
AS GRANTOR

By:	/s/ Robyn Denholm
Name:	Robyn Denholm
Title:	Executive Vice President,
Chief Financial and Operations Officer

/s/ Mitchell L. Gaynor
Mitchell L. Gaynor,
As Beneficiaries' Representative

BNY MELLON TRUST OF DELAWARE,
AS TRUSTEE

By:	/s/ Kristine K. Gullo
Name:	Kristine K. Gullo
Title:	Vice President

Amendment No. I to Indemnification Trust Agreement
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